Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Path 1 Network Technologies Inc. 2004 Equity Incentive Plan, of our report dated February 15, 2002, with respect to the financial statements of Path 1 Network Technologies Inc. for the year ended December 31, 2001, included in Amendment No. 1 to Form 10-K for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

San Diego, California

August 12, 2004